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                                                                     EXHIBIT 4.1

                         COMMON STOCK PURCHASE AGREEMENT

            THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of November 30, 2001, by and among Identix Incorporated (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 100 Cooper Court, Los Gatos, California, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

            IN CONSIDERATION of the mutual promises and covenants contained in this Agreement, the Company and the Purchaser agrees as follows:

            SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to _______________ shares (each, a "Share" and collectively, the "Shares") of Company common stock, par value $0.01 per share ("Common Stock").

            SECTION 2. Agreement to Sell and Purchase the Shares. At the closing of the sale and purchase of the Shares (the "Closing"), the Company will sell to the Purchaser, and such Purchaser will purchase from the Company _______________ Shares at the purchase price of $7.00 per Share for an aggregate purchase price of $__________________. The Company proposes to enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements."

            SECTION 3. Delivery of the Shares at the Closing.

            3.1 Time and Place. The Closing shall occur at the principal offices of the Placement Agent, as defined below, at 10:00 a.m. local time on that date (the "Closing Date") which is two business days following notification by the Securities and Exchange Commission (the "Commission") to the Company of the Commission's willingness to declare effective the registration statement to be filed by the Company pursuant to Section 7.1 below (the "Registration Statement") of which the Purchaser will be notified by facsimile transmission or otherwise, or at such alternate time and date as may be agreed by the Company and J.P. Morgan Securities Inc. (the "Placement Agent"); provided, however, that the Placement Agent shall notify the Purchasers of such alternate time and date if applicable.

            3.2 Share Certificates. At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares set forth for such Purchaser in
Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the


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Securities Act of 1933, as amended (the "Securities Act") provided by Section
4(2) thereof and Rule 506 thereunder. The Company will promptly substitute one or more replacement certificates without the legend at such time as the Registration Statement is effective. The name(s) in which the stock certificates are to be registered are set forth in the Registration Statement Questionnaire attached hereto as part of Appendix I.

            3.3 Conditions to Company's Obligations to Sell Shares. The Company's obligation to complete the sale and purchase of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:
(a) such Purchaser shall have executed the signature page to this Agreement and delivered the same to the Company; (b) the Company shall have received immediately available funds in the full amount of the purchase price for the Shares being sold and purchased by such Purchaser hereunder; and (c) the representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

            3.4 Conditions to Purchasers' Obligations to Purchase Shares. Each Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by such Purchaser: (a) the Company shall have executed the signature pages to this Agreement and delivered the same to such Purchaser; (b) the Commission shall have notified the Company of the Commission's willingness to declare the Registration Statement effective on or prior to the 90th day after the date such Registration Statement was filed by the Company; and (c) the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Each Purchaser agrees and acknowledges that, but for the conditions expressly set forth in this
Section 3.4, its obligations to purchase and pay for the number of Shares identified for purchase under Section 2 is unconditional, and that such Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares that they have agreed to purchase from the Company.

            SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

            4.1 Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company and each of its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except


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where failure to so qualify would not have a Material Adverse Effect (as defined herein) on the Company.

            4.2 Authorized Capital Stock. The capitalization of the Company and each of its subsidiaries as of the date hereof is set forth on Schedule 4.2 of this Agreement, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. All of such outstanding shares of the Company's capital stock have been validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 4.2, no shares of capital stock of the Company (including the Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Shares and as disclosed in Schedule 4.2, as of the date of this Agreement, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company.

            4.3 Issuance, Sale and Delivery of the Shares. The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the "Securities Act"), in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

            4.4 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company or any of its subsidiaries and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected and in each case which would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect") or, to the Company's knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body,


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administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Upon the execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreement will constitute valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

            4.5 Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the consolidated financial statements to be incorporated by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 2001 into the Registration Statement, are independent accountants as required by the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder (the "Rules and Regulations").

            4.6 No Defaults. Except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or any of its subsidiaries as defined in such documents, except such defaults which individually or in the aggregate would not have a Material Adverse Effect.

            4.7 No Actions. Except as disclosed in the Company's reports, schedules, forms, statements and other documents required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and except as disclosed in the Company's registration statements and other documents required to be filed by it with the Commission pursuant to the Securities Act (all of the foregoing reports, schedules, forms, statements, registration statements and other documents filed prior to the date hereof, and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company's knowledge, threatened against or affecting the Company or any of the Company's directors or officers in their capacities as such which would reasonably be expected to have a Material Adverse Effect or which would materially adversely affect the validity, enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement.


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            4.8 Properties. Each of the Company and its subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to their respective businesses.

            4.9 No Material Change. Since September 30, 2001, except as disclosed in the SEC Documents, (i) neither the Company nor its subsidiaries has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company or its subsidiaries; (ii) neither the Company nor its subsidiaries has sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) neither the Company nor its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor its subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's Board of Directors, or indebtedness material to the Company (other than in the ordinary course of business); and (v) except for the operating losses and negative cash flow the Company has continued to incur, there has not been a Material Adverse Effect.

            4.10 Intellectual Property. To the knowledge of the Company, the Company owns or is licensed to use all patents, trademarks, trade names, service marks, copyrights, licenses, permits, know-how (including trade secrets) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. The Company has not received actual notice that it is infringing any validly issued and currently existing third-party Intangibles, nor to the Company's knowledge, except as set forth on Schedule 4.10, is the Company in conflict with any other person with respect to any currently issued and validly existing Intangibles, which any case, individually or in the aggregate, if the subject of an unfavorable, final decision, ruling or finding, would have a Material Adverse Effect. To the knowledge of the Company, its Intangibles are valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation, and all applications therefor are pending and in good standing. To the Company's knowledge, the Company has complied in all material respects, with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses. Except as set forth on Schedule 4.10, to the Company's knowledge, no person is infringing on or violating the Intangibles owned by the Company.

            4.11 Compliance. Neither the Company nor any of its subsidiaries has been advised, or has reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

            4.12 Taxes. Each of the Company and its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes

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shown as due thereon, and neither the Company nor its subsidiaries has knowledge of a tax deficiency which has been asserted or threatened against it which could have a Material Adverse Effect.

            4.13 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

            4.14 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

            4.15 Insurance. Each of the Company and its subsidiaries maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

            4.16. Contributions. Neither the Company at any time since its incorporation nor its subsidiaries at any time since they were acquired by the Company has, directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

            4.17 Additional Information. The Company represents and warrants that none of the following documents at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading:

            (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001(without exhibits);

            (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 2001;

            (c) the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders;

            (e)    the Registration Statement; and

            (f)    the Company's other SEC Documents.


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            4.18 Legal Opinion. Prior to the Closing, Heller Ehrman White &
McAuliffe, outside counsel to the Company, will deliver a legal opinion to the Purchasers substantially in the form attached hereto as Exhibit 4.18.

            4.19 Certificate. At the Closing, the Company will deliver to the Purchasers a certificate executed by the Chairman of the Board or President and the Chief Financial Officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Company has complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            SECTION 5. Representations, Warranties and Covenants of Purchasers.

            (a) Each Purchaser represents and warrants to, and covenants with, the Company as follows: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in
Section 2 above, relied solely upon the upon its own diligence and the representations and warranties of the Company contained herein; (vi) the Purchaser has been furnished all materials relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Shares which have been requested by the Purchaser, and the Purchaser has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to any such inquiries; and (vii) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and is not registered as a broker or dealer under Section 15(a) of the Exchange Act, or a member of the National Association of Securities Dealers.

            (b) Each Purchaser acknowledges and agrees that the Company and its advisors have not provided any advice to the Purchaser regarding the federal, state, local or

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foreign tax implications of the acquisition, ownership or disposition of the
Shares and that it has been advised to consult its own tax advisor with respect to such implications.

            (c) Each Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirement under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate notice of transfer: (i) in the form of Appendix II hereto, (ii) executed by a broker designated by, the Purchaser, and (iii) to the effect that
(A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and the Rules and Regulations and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus. The Purchaser further covenants to notify the Company promptly of the sale of any or all of its Shares.

            (d) Each Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable.

            (e) Each Purchaser represents and warrants to and covenants with the Company that the Purchaser has not engaged in, directly or indirectly, and from the date first above written and continuing for so long as the Purchaser owns Shares purchased hereunder, will not engage in, directly or indirectly, any short sales of the Company's Common Stock.

            SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party hereto or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive for one year following the Closing Date.

            SECTION 7. Registration of the Shares; Compliance with the Securities Act.



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            7.1 Registration Procedures and Expenses. The Company shall:

            (a) as promptly as practicable, prepare and file with the Commission the Registration Statement on Form S-3 relating to the sale of the Shares by the Purchasers from time to time through the automated quotation system of the Nasdaq National Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

            (b) use its reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective within 90 days after the Registration Statement is filed by the Company;

            (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) twenty-four months after the effective date of the Registration Statement or (ii) the date on which the Shares may be resold by the Purchasers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect;

            (d) furnish to each Purchaser with respect to the Shares registered under the Registration Statement such reasonable number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

            (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

            (f) bear all expenses in connection with the procedures in paragraphs (a) through (d) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, placement fees, brokerage fees or commissions incurred by the Purchasers, if any.

            7.2 Transfer of Shares After Registration. Each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.


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            7.3 Indemnification. For the purpose of this Section 7.3:

            (i) the term "Purchaser/Affiliate" shall include the Purchaser and any affiliate of such Purchaser; and

            (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

            (a) The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading on or after the effective date of the Registration Statement, or on or after the date of any prospectus or prospectus supplement or the date of any sale by Purchaser thereunder, or arise out of or are based in whole or in part on any breach of the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company: by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5(c) or 7.2 hereof respecting sale of the Shares, or (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

            (b) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 2, 5(c) or 7.2 hereof respecting the sale of the Shares or
(ii) the breach of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

            (c) Promptly after receipt by an indemnified party under this
Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this
Section 7.3 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

            (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of Common Stock or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of such Selling Stockholders and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 7.3 are several and not joint.

            7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of twenty-four months from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

            SECTION 8. Placement Agent Fee. The Purchasers acknowledge that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares by the Company to the Purchasers. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers.

            SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

            (a)    If to the Company:

                   Identix Incorporated
                   100 Cooper Court
                   Los Gatos, CA 95032

                   Attn: Erik Prusch
                         Executive Vice President, Chief Financial Officer

                   Fax No: (408) 395-8899

                   With a copy to:

                   Incorporated
                   100 Cooper Court
                   Los Gatos, CA 95032

                   Attn:  Mark S. Molina
                          Executive Vice President, General Counsel & Secretary

                   Fax No:  (408) 354-1106
                   or to such other person at such other place as the Company shall designate to the Purchaser in writing; and


            (b) if to any Purchaser, at its address as set forth on Schedule A to this Agreement, or at such other address or addresses as may be furnished by the Purchaser to the Company in writing.

            SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

            SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.

            SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 IDENTIX INCORPORATED



                                 By ____________________________________________
                                    Name:
                                    Title:


Print or Type:
                                 Name of Purchaser
                                 (Individual or Institution):

                                 -----------------------------------------------

                                 Name of Individual representing Purchaser
                                 (if an Institution):

                                 -----------------------------------------------

                                 Title of Individual
                                   representing Purchaser
                                   (if an Institution):

                                 -----------------------------------------------

Signature by:                    Individual Purchaser or Individual
                                  representing Purchaser:

                                 -----------------------------------------------

                                 Address:          ___________________________

                                 Telephone:        ___________________________

                                 Telecopier:       ___________________________